UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2021

SOBR SAFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53316	26-0731818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

885 Arapahoe Avenue Boulder, CO 80302 (Address of principal executive offices) (zip code)

(844) 762-7723 (Registrant’s telephone number, including area code)

_________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
None	None

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On September 28, 2021, we closed a financing transaction with a leading healthcare fund (the “Purchaser”). Under the terms of the financing, we received $2,500,000 from the Purchaser and in exchange issued the Purchaser an 18% Original Issue Discount Convertible Debenture in the principal amount of $3,048,780.50 (the “Debenture”) and a Common Stock Purchase Warrant to purchase up to 1,219,512 shares of our common stock (the “Warrant”).

The Debenture is convertible: (a) voluntarily by the Purchaser at any time into shares of our common stock at the lesser of (i) 100% of the closing price our common stock on the trading day immediate prior to the Closing Date under the Debenture, or (ii) 75% of the average VWAP of our common stock (representing a 25% discount) during the 5 trading day period immediately prior to the applicable conversion date (on an as adjusted basis giving effect to any splits, dividend and the like during such 5 Trading Day period) (the “Conversion Price”), or (b) automatically upon the occurrence of a Qualified Offering (as defined in the Debenture) into shares of our common stock at the lesser of: (i) the Conversion Price or (ii) 75% of the offering price of the securities offered in the Qualified Offering. The Debenture matures on March 27, 2022, does not accrue interest unless there is an event of default under the terms of the Debenture, and contains industry standard default and other provisions. The description of the Debenture set forth in this report is qualified in its entirety by reference to the full text of that document, which is attached hereto as Exhibit 10.1.

The Warrant is exercisable at any time in the next five (5) years into shares of our common at an exercise price of $2.00 per share, unless an event of default occurs, at which time the exercise price will adjust to $1.00 per share. The Warrant contains a cashless exercise provision but only in the event we fail to have an effective registration statement registering the shares underlying the Warrant at any time beginning six (6) months from the date of the Warrant. The description of the Warrant set forth in this report is qualified in its entirety by reference to the full text of that document, which is attached hereto as Exhibit 10.2.

In connection with the financing transaction we entered into a Securities Purchase Agreement and Registration Rights Agreement with the Purchaser, both with standard industry terms. The descriptions of the Securities Purchase Agreement and Registration Rights Agreement set forth in this report are qualified in their entirety by reference to the full text of those documents, which are attached hereto as Exhibit 10.3 and Exhibit 10.4, respectively.

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SECTION 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

As noted herein, on September 28, 2021, we closed a financing transaction with an unaffiliated healthcare fund. As a result, we issued the Debenture and the Warrant. The issuance of these securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor is accredited, familiar with our operations, and there was no general solicitation or advertising.

SECTION 7- Regulation FD

Item 7.01 Regulation FD Disclosure.

On September 29, 2021, we issued a press release announcing the closing of a financing transaction with a leading healthcare fund. A copy of the press release is furnished with this Current Report as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under such section, nor shall it be deemed incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	18% Original Issue Discount Convertible Debenture issued by SOBR Safe, Inc. to a leading healthcare fund dated September 27, 2021

10.2	Warrant to Purchase Common Stock issued by SOBR Safe, Inc. to a leading healthcare fund dated September 27, 2021

10.3	Securities Purchase Agreement by and between SOBR Safe, Inc. and a leading healthcare fund dated September 27, 2021

10.4	Registration Rights Agreement by and between SOBR Safe, Inc. and a leading healthcare fund dated September 27, 2021

99.1	Press Release dated September 29, 2021 issued by SOBR Safe, Inc. announcing the closing of a financing transaction with a leading healthcare fund

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOBR Safe, Inc.
a Delaware corporation

Dated: September 29, 2021		/s/ David Gandini
	By:	David Gandini
	Its:	Chief Financial Officer

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